EXHIBIT 21

                 Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

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
                                    State or
                                   country of      Percentage
                                 incorporation     of voting
Subsidiaries                    or organizaiton    securities    Owned by
-------------------------------------------------------------------------------------
Industrial Airsystems, Inc.      Minnesota            100%       Registrant
Manufacturera Mexicana de
  Partes de Automoviles,
  S.A. ("Mexpar")                Mexico               100%       Registrant<F1>
Modine, Inc.                     Delaware             100%       Registrant
Modine Acquisition Corp.         Delaware             100%       Registrant
Modine Aftermarket
  Holdings, Inc.                 North Carolina       100%       Registrant
Modine Asia K.K.                 Japan                100%       Registrant
Modine Austria Ges.m.b.H         Austria              100%       Registrant
Modine  Holding Ltda.<F2>        Brazil              99.9%       Modine, Inc.<F3>
Modine of Canada, Ltd.           Canada               100%       Registrant
Modine Climate Systems, Inc.     Kentucky             100%       Registrant
Modine Export Sales Corp.        Barbados             100%       Registrant
Modine Foundation, Inc.          Wisconsin            100%       Registrant
Modine Manufacturing
  Company Foundation, Inc.       Wisconsin            100%       Registrant
Modine of Puerto Rico, Inc.      Delaware             100%       Registrant
Radman, Inc.                     Michigan             100%       Registrant

Modine Holding GmbH              Germany              100%       Modine, Inc.
Modine Transferencia de
  Calor, S.A. de C.V.            Mexico              99.6%       Modine, Inc.<F3>
NRF B.V.                         The Netherlands      100%       Modine, Inc.
Modine Climate Systems GmbH      Germany              100%       Modine Climate
                                                                    Systems Inc.
Modine Automobiltechnik GmbH     Germany              100%       Modine Holding GmbH
Modine Bernhausen GmbH           Germany              100%       Modine Holding GmbH
Modine Europe GmbH               Germany              100%       Modine Holding GmbH
Modine Grundstucksverwaltungs    Germany              100%       Modine Holding GmbH
  GmbH
Modine Hungaria Kft.             Hungary              100%       Modine Holding GmbH
Modine Kirchentellinsfurt GmbH   Germany              100%       Modine Holding GmbH
Modine Montage GmbH              Germany              100%       Modine Holding GmbH
Modine Neuenkirchen GmbH         Germany              100%       Modine Holding GmbH
Modine Pontevico S.r.l.          Italy                100%       Modine Holding GmbH

_______________________________
<F1>    Less than one percent of Mexpar is held by Modine, Inc.
<F2>    Modine Holding Ltda. owns a 50% share of Radiadores Visconde
        S/A, formerly known as Modine do Brasil Ltda.
<F3>    Balance of voting securities held by the Registrant.
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                                    State or
                                   country of      Percentage
                                 incorporation     of voting
Subsidiaries                    or organizaiton    securities    Owned by
-------------------------------------------------------------------------------------

Modine Tubingen GmbH             Germany              100%      Modine Holding GmbH
Modine Uden B.V.                 The Netherlands      100%      Modine Holding GmbH
NRF B.V.B.A.                     Belgium              100%      NRF B.V.
NRF Deutschland GmbH             Germany              100%      NRF B.V.
NRF Espania S.A.                 Spain                100%      NRF B.V.
NRF France SARL                  France               100%      NRF B.V.
NRF Handelgesellschaft GmbH      Austria              100%      NRF B.V.
NRF Italia SRL                   Italy                100%      NRF B.V.
NRF Poland Spolka Z.O.O.         Poland               100%      NRF B.V.
NRF Switzerland AG               Switzerland          100%      NRF B.V.
NRF UK Ltd.                      United Kingdom       100%      NRF B.V.
Thermacore International, Inc.   Pennsylvania         100%      Registrant
Thermacore, Inc.                 Pennsylvania         100%      Thermacore
                                                                  International, Inc.
Thermal Corp.                    Delaware             100%      Thermacore, Inc.
MR 1, Inc.                       Pennsylvania         100%      Thermacore, Inc.
Thermal International Sales
   Corp.                         Barbados             100%      Thermacore, Inc.
Thermacore Korea, Ltd.           Korea                100%      Thermal Corp.
Thermacore Taiwan, Inc.          Taiwan                50%      Thermal Corp.
                                                       50%      Thermacore, Inc.
Thermacore Europe Limited        United Kingdom       100%      Thermal Corp.




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